Exhibit 99.1

Willdan Reports Second Quarter 2012 Financial Results

ANAHEIM, Calif., August 9, 2012 (BUSINESS WIRE) — Willdan Group, Inc. (“Willdan”) (NASDAQ:WLDN), today announced financial results for its second quarter ended June 29, 2012.

For the second quarter of 2012, Willdan reported total contract revenue of $23.5 million and a net loss of $17.0 million, or $2.33 per share. Included in this loss was a goodwill impairment charge of $15.2 million, or $2.08 per share.

Tom Brisbin, Willdan’s Chief Executive Officer, stated: “We anticipated weak results in the second quarter due to continued delays in contract renewals. We were able to successfully renew our significant contracts in New York and win additional work in the Midwest. We will be ramping up these contracts in our third quarter and are forecasting positive results in our third and fourth quarters of 2012.”

Second Quarter 2012 Results

For the second quarter of fiscal 2012, revenue was $23.5 million, down $2.3 million, or 9.0%, from revenue of $25.8 million for the comparable period last year. On a sequential basis, revenue was down $2.0 million, or 7.8%, from the first quarter of 2012. Loss from operations was $19.6 million for the second quarter of fiscal 2012, as compared to income from operations of $1.0 million for the comparable period last year. On a sequential basis, loss from operations was $19.6 million, including the $15.2 million goodwill impairment charge, as compared to $2.3 million for the first quarter of 2012.

Net loss was $17.0 million for the second quarter of fiscal 2012, as compared to net income of $0.7 million for the comparable period last year and a net loss of $1.4 million for the first quarter of 2012.

Loss per share for the second quarter of fiscal 2012 was $2.33 as compared to earnings per share of $0.10 for the comparable period last year.

Willdan generated $1.7 million in cash flow from operations in the second quarter of fiscal 2012.

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Six Months 2012 Results

For the six months ended June 29, 2012, revenue was $48.9 million, as compared to $48.6 million in the comparable period last year. Loss from operations was $21.9 million for the six months ended June 29, 2012 as compared to income from operations of $0.7 million for the comparable period last year. Net loss was $18.4 million for the six months ended June 29, 2012 as compared to net income of $0.4 million for the comparable period last year.

Loss per share for the six months ended June 29, 2012 was $2.52 as compared to earnings per share of $0.06 for the comparable period last year.

Willdan generated $0.9 million in cash flow from operations in the six months ended June 29, 2012.

	Three Months Ended		Six Months Ended
In thousands (except per share data)	June 29, 2012	July 1, 2011	June 29, 2012	July 1, 2011
Revenue	$23,481	$25,812	$48,949	$48,554

(Loss) income from operations	(19,583)	954	(21,900)	674
Interest income	1	2	2	4
Interest expense	(30)	(14)	(52)	(32)
Other, net	(21)	(8)	(21)	(3)
Income tax (benefit) expense	(2,657)	199	(3,584)	199
Net (loss) income	$(16,976)	$735	$(18,387)	$444

Basic and diluted (loss) earnings per share	$(2.33)	$0.10	$(2.52)	$0.06

Weighted average shares outstanding:

Basic	7,297	7,257	7,294	7,254
Diluted	7,297	7,471	7,294	7,476

Use of Non-GAAP Financial Measures

Adjusted EBITDA is a supplemental measure used by Willdan’s management to measure its operating performance. Willdan defines Adjusted EBITDA as net income (loss) plus net interest expense, income tax (benefit) expense, depreciation and amortization, goodwill impairment and other non-recurring income and expense items occurring in such period. Willdan’s definition of Adjusted EBITDA may differ from those of many companies reporting similarly named measures. This measure should be considered in addition to, and not as a substitute for or superior to, other measures of financial performance prepared in accordance with U.S. generally accepted accounting principles, or GAAP, such as net income. Willdan believes Adjusted EBITDA enables management to separate unusual or infrequent income and expense items from its results of operations to provide a more normalized and consistent view of operating performance on a period-to-period basis. Willdan uses Adjusted EBITDA to evaluate its performance for, among other things, budgeting, forecasting and incentive compensation purposes. Willdan also believes Adjusted EBITDA is useful to investors, research analysts, investment bankers and lenders because it removes from its operational results the impact of certain unusual or infrequent income and expense items, which may facilitate comparison of its results from period to period.

Adjusted EBITDA is not a recognized term under GAAP and does not purport to be an alternative to income from operations or net income as an indicator of operating performance or any other GAAP measure.

Adjusted EBITDA decreased $7.5 million to $(6.3) million for the six months ended June 29, 2012 from $1.2 million for the comparable period last year.

The following is a reconciliation of net (loss) income to Adjusted EBITDA:

	Six Months Ended
In thousands	June 29, 2012	July 1, 2011
Net (loss) income	$(18,387)	$444
Interest income	(2)	(4)
Interest expense	52	32
Income tax (benefit) expense	(3,584)	199
Loss on sale of assets	22	7
Depreciation and amortization	387	519
Impairment of goodwill	15,208	—
Lease abandonment expense, net	30	9
Adjusted EBITDA	$(6,274)	$1,206

Liquidity and Capital Resources

Willdan had $5.5 million in cash and cash equivalents at June 29, 2012, compared with $3.0 million at December 30, 2011. Willdan has a $5.0 million bank revolving line of credit with Wells Fargo Bank, National Association (“Wells Fargo”), with $3.0 million in outstanding borrowings at the quarter’s end.

Willdan is currently in breach of the net income covenant in its revolving line of credit because it did not have net income of at least $250,000 measured on a rolling four quarter basis and it sustained net losses for two consecutive quarters. Additionally, Willdan’s ratio of funded debt to EBITDA exceeds the limits permitted under the line of credit.  Because of these covenant breaches, Willdan’s ability to borrow additional funds under the line of credit is currently subject to Wells Fargo’s discretion.  Although Willdan is seeking a waiver from Wells Fargo for the current breach of the covenants, Wells Fargo is not obligated to provide any waiver and can choose to increase the interest rate of the outstanding indebtedness, accelerate the loans outstanding under the line of credit and/or terminate its commitments under the line of credit.

Conference Call and Webcast

Chief Executive Officer Thomas Brisbin and Chief Financial Officer Kimberly Gant plan to host a conference call on August 9, 2012 at 5:00 p.m. Eastern/2:00 p.m. Pacific, to discuss Willdan’s financial results.

Interested parties may participate in the conference call by dialing 877-941-6010 (480-629-9643 for international callers). When prompted, ask for the “Willdan Group, Inc., Second Quarter 2012 Conference Call.” The conference call will be webcast simultaneously on Willdan’s website at www.willdan.com under Investors: Events.

The telephonic replay of the conference call may be accessed approximately two hours after the call through August 23, 2012, by dialing 800-406-7325 (303-590-3030 for international callers).  The replay access code is 4556741. The webcast replay will be archived for 12 months.

About Willdan Group, Inc.

Founded in 1964, Willdan is a provider of professional technical and consulting services to public agencies at all levels of government, public and private utilities and commercial and industrial firms. Willdan provides a broad range of services to clients, including engineering and planning, energy efficiency and sustainability, economic and financial consulting, and national preparedness and interoperability. For additional information, visit Willdan’s website at www.willdan.com.

Forward-Looking Statements

Safe Harbor Statement: Statements in this press release which are not purely historical, including statements regarding Willdan’s intentions, hopes, beliefs, expectations, representations, projections, estimates, plans or predictions of the future are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements involve risks and uncertainties including, but not limited to, the risk that Willdan will not be able to expand its services or meet the needs of customers in markets in which it operates. It is important to note that Willdan’s actual results could differ materially from those in any such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, a slowdown in the local and regional economies of the states where Willdan conducts business and the loss of or inability to hire additional qualified professionals. Willdan’s business could be affected by a number of other factors, including the risk factors listed from time to time in Willdan’s SEC reports including, but not limited to, the Annual Report on Form 10-K for the year ended December 30, 2011 filed on March 29, 2012, the Quarterly Report on Form 10-Q for the quarter ended March 30, 2012 filed on May 14, 2012, and the Quarterly Report on Form 10-Q for the quarter ended June 29, 2012. Willdan cautions investors not to place undue reliance on the forward-looking statements contained in this press release. Willdan disclaims any obligation to, and does not undertake to, update or revise any forward-looking statements in this press release.

WILLDAN GROUP, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	June 29, 2012	December 30, 2011
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$5,502,000	$3,001,000
Accounts receivable, net of allowance for doubtful accounts of $537,000 and $421,000 at June 29, 2012 and December 30, 2011, respectively	21,848,000	16,782,000
Costs and estimated earnings in excess of billings on uncompleted contracts	10,606,000	20,672,000
Other receivables	86,000	175,000
Prepaid expenses and other current assets	1,493,000	1,724,000
Total current assets	39,535,000	42,354,000

Equipment and leasehold improvements, net	1,049,000	1,217,000
Goodwill	—	15,208,000
Other intangible assets, net	30,000	49,000
Other assets	349,000	383,000
Deferred income taxes, net of current portion	5,336,000	5,100,000
Total assets	$46,299,000	$64,311,000

Liabilities and Stockholders’ Equity
Current liabilities:
Excess of outstanding checks over bank balance	$1,329,000	$1,777,000
Borrowings under line of credit	3,000,000	256,000
Accounts payable	11,008,000	8,182,000
Accrued liabilities	8,147,000	10,192,000
Billings in excess of costs and estimated earnings on uncompleted contracts	1,815,000	752,000
Current portion of notes payable	146,000	600,000
Current portion of capital lease obligations	132,000	163,000
Current portion of deferred income taxes	4,001,000	7,349,000
Total current liabilities	29,578,000	29,271,000

Notes payable, less current portion	42,000	77,000
Capital lease obligations, less current portion	89,000	136,000
Deferred lease obligations	478,000	534,000
Total liabilities	30,187,000	30,018,000

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.01 par value, 10,000,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.01 par value, 40,000,000 shares authorized: 7,297,000 and 7,274,000 shares issued and outstanding at June 29, 2012 and December 30, 2011, respectively	73,000	73,000
Additional paid-in capital	34,271,000	34,065,000
Accumulated (deficit) earnings	(18,232,000)	155,000
Total stockholders’ equity	16,112,000	34,293,000
Total liabilities and stockholders’ equity	$46,299,000	$64,311,000

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WILLDAN GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended		Six Months Ended
	June 29,	July 1,	June 29,	July 1,
	2012	2011	2012	2011

Contract revenue	$23,481,000	$25,812,000	$48,949,000	$48,554,000

Direct costs of contract revenue:
Salaries and wages	5,976,000	6,628,000	11,933,000	12,999,000
Subconsultant services	11,038,000	6,567,000	21,968,000	13,793,000
Other direct costs	102,000	2,321,000	409,000	2,287,000
Total direct costs of contract revenue	17,116,000	15,516,000	34,310,000	29,079,000

General and administrative expenses:
Salaries and wages, payroll taxes and employee benefits	5,839,000	5,303,000	12,267,000	10,864,000
Facilities and facilities related	1,240,000	1,319,000	2,435,000	2,397,000
Stock-based compensation	77,000	54,000	131,000	108,000
Depreciation and amortization	181,000	229,000	355,000	486,000
Lease abandonment, net	26,000	—	30,000	—
Impairment of goodwill	15,208,000	—	15,208,000	—
Other	3,377,000	2,437,000	6,113,000	4,946,000
Total general and administrative expenses	25,948,000	9,342,000	36,539,000	18,801,000
(Loss) income from operations	(19,583,000)	954,000	(21,900,000)	674,000

Other income (expense), net:
Interest income	1,000	2,000	2,000	4,000
Interest expense	(30,000)	(14,000)	(52,000)	(32,000)
Other, net	(21,000)	(8,000)	(21,000)	(3,000)
Total other expense, net	(50,000)	(20,000)	(71,000)	(31,000)
(Loss) income before income taxes	(19,633,000)	934,000	(21,971,000)	643,000

Income tax (benefit) expense	(2,657,000)	199,000	(3,584,000)	199,000
Net (loss) income	$(16,976,000)	$735,000	$(18,387,000)	$444,000

(Loss) earnings per share:
Basic and diluted	$(2.33)	$0.10	$(2.52)	$0.06

Weighted-average shares outstanding:
Basic	7,297,000	7,257,000	7,294,000	7,254,000
Diluted	7,297,000	7,471,000	7,294,000	7,476,000

WILLDAN GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Six Months Ended
	June 29, 2012	July 1, 2011
Cash flows from operating activities:
Net (loss) income	$(18,387,000)	$444,000
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	387,000	519,000
Deferred income taxes	(3,584,000)	—
Impairment of goodwill	15,208,000	—
Lease abandonment expense, net	30,000	9,000
Loss on sale of equipment	22,000	7,000
Provision for doubtful accounts	432,000	64,000
Stock-based compensation	131,000	108,000
Changes in operating assets and liabilities:
Accounts receivable	(5,498,000)	3,148,000
Costs and estimated earnings in excess of billings on uncompleted contracts	10,066,000	(4,340,000)
Other receivables	89,000	3,000
Prepaid expenses and other current assets	231,000	294,000
Other assets	34,000	21,000
Accounts payable	2,826,000	(1,394,000)
Accrued liabilities	(2,045,000)	2,505,000
Billings in excess of costs and estimated earnings on uncompleted contracts	1,063,000	272,000
Deferred lease obligations	(86,000)	(76,000)
Net cash provided by operating activities	919,000	1,584,000

Cash flows from investing activities:
Purchase of equipment and leasehold improvements	(220,000)	(263,000)
Proceeds from sale of equipment	8,000	1,000
Net cash used in investing activities	(212,000)	(262,000)

Cash flows from financing activities:
Changes in excess of outstanding checks over bank balance	(448,000)	289,000
Payments on notes payable	(489,000)	(43,000)
Proceeds from notes payable	—	23,000
Borrowings under line of credit	11,663,000	13,667,000
Repayments on line of credit	(8,919,000)	(14,667,000)
Principal payments on capital lease obligations	(88,000)	(101,000)
Proceeds from sales of common stock under employee stock purchase plan	75,000	42,000
Net cash provided by (used in) financing activities	1,794,000	(790,000)
Net increase in cash and cash equivalents	2,501,000	532,000
Cash and cash equivalents at beginning of the period	3,001,000	6,642,000
Cash and cash equivalents at end of the period	$5,502,000	$7,174,000

Supplemental disclosures of cash flow information:
Cash paid during the period for:
Interest	$51,000	$37,000
Income taxes	45,000	18,000

Supplemental disclosures of noncash investing and financing activities:
Equipment acquired under capital lease obligations	$10,000	$103,000
Purchase price payable	—	2,733,000

SOURCE:  Willdan Group, Inc.

Contact:

Willdan Group, Inc.

Kimberly Gant

Chief Financial Officer

Tel: 714-940-6300

kgant@willdan.com

or

Financial Profiles, Inc.

Moira Conlon

Tel: 310-478-2700 x11

mconlon@finprofiles.com